GUARANTY

This Guaranty (“Guaranty”), dated as of November 10, 2015, is executed by Crimson Wine Group, LTD, a Delaware corporation (“Guarantor”) in favor of American AgCredit, FLCA (“Lender”), with reference to the following facts:

RECITALS

A. Pursuant to a  Loan Agreement of even date herewith by and among Pine Ridge Winery, LLC, a Delaware limited liability company as borrower (together with all other entities that may hereafter become obligors under the Loan Agreement, collectively, "Borrower") and American AgCredit, FLCA, as Lender (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”),  Lender has made a loan (the “Loan”) in the amount of Sixteen Million Dollars ($16,000,000) to Borrower.  The Loan is evidenced by the Loan Agreement and by a Term Note of even date herewith in the amount of Sixteen Million Dollars ($16,000,000), and which may be amended from time to time and certain other documents referred to the Loan Agreement as "Loan Documents."

B. Guarantor is the owner of one hundred percent (100%) of the equity of Borrower and will derive substantial benefit from Lender’s making the Loan to Borrower.  Without the support of this Guaranty from Guarantor, Borrower would not have been able to obtain the Loan in the amount and on the terms that are set forth in the Loan Agreement.  Guarantor understands that Lender would not have made the Loan to Borrower without the financial support of Guarantor, that the delivery of this Guaranty to Lender is a condition precedent to the making of the Loan, and Lender is making the Loan in reliance upon this Guaranty.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce Lender to make the Loan, Guarantor agrees, for the benefit of Lender, as follows:

1. Affirmation of Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.
2. Defined Terms. All capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

3. Certain Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar impact shall refer to this Guaranty as a whole and not to any particular section, paragraph or subdivision.  Any reference to a “Section” shall refer to the relevant Section to this Guaranty, unless specifically indicated to the contrary.  Any pronoun used shall be deemed to cover all genders.  The term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

4. Guaranty of Guaranteed Obligations.  Guarantor acknowledges that it is in Guarantor’s best interests to execute this Guaranty as Guarantor and will derive substantial direct and indirect benefits from the advances provided by Lender to Borrower under the Loan Agreement (the obligations of Borrower to Lender under the Loan Agreement and the other Loan Documents are hereafter referred to as the “Obligations” and the obligations of Guarantor to Lender hereunder are hereafter referred to as the “Guaranteed Obligations”).  Guarantor absolutely, irrevocably and unconditionally guarantees and promises to pay to Lender, and its successors, endorsees, transferees and assigns, on demand in lawful money of the United States of America, any and all Obligations of Borrower to Lender arising from or in connection with the Loan Documents.

5. Independent Obligations.  Guarantor’s obligations hereunder are independent of the Obligations of Borrower, any other guarantor or any other person, and Lender may enforce any of its rights hereunder independently of any other right or remedy that Lender may at any time hold with respect to the Guaranteed Obligations or any security or other guaranty therefor.  This Guaranty is a guaranty of payment when due and not of collection.  Without limiting the generality of the foregoing, Lender may bring a separate action against Guarantor without first proceeding against Borrower, any other guarantor, any other person or any security held by Lender and regardless of whether Borrower, any other guarantor or any other person is joined in any such action.  Guarantor’s liability hereunder shall at all times remain effective with respect to the full amount of the Guaranteed Obligations, notwithstanding any limitations on the liability of Borrower to Lender contained in the Loan Agreement or elsewhere.  Lender’s rights hereunder shall not be exhausted by any action taken by Lender until all Guaranteed Obligations have been fully and finally paid and performed.

6. Authority to Modify Guaranteed Obligations.  Guarantor acknowledges that the sum of the Guaranteed Obligations may significantly vary from time to time.  Guarantor authorizes Lender, at any time and from time to time without notice and without affecting the liability of Guarantor hereunder, to alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including modification of times for payment and rates of interest.

7. Demand by Lender. In addition to the terms of this Guaranty set forth in Sections 4, 5, and 6, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the Obligations are declared to be or otherwise become immediately due and payable, then Guarantor shall, upon demand in writing therefor by Lender to Guarantor, immediately pay the Guaranteed Obligations to Lender.  Payment by Guarantor shall be made to Lender to be credited and applied upon the Obligations, in immediately available funds, to an account designated by Lender or at any address that may be specified in writing from time to time by Lender within the continental United States.  This section shall in no way affect Lender’s right to resort to any collateral that may be held by Lender (the “Collateral”) without demand, as provided in Section 18.2.  Any payment received by Lender with respect to the Obligations shall reduce the Guaranteed Obligations by the amount of such payment.

8. Guarantor Waivers. In addition to any other waivers provided in this Guaranty, Guarantor hereby waives each of the following, to the fullest extent allowed by law:

8.1 Guarantor expressly waives any right it may now or in the future have to require Lender to, and Lender shall not have any liability to, first pursue or enforce against Borrower, the Collateral, or any other security, guaranty, or pledge that may now or hereafter be held by Lender for the Obligations or for the Guaranteed Obligations, or to apply such security, guaranty, or pledge to the Obligations or to the Guaranteed Obligations (except with respect to funds or proceeds thereof or received with respect thereto), or to pursue any other remedy in Lender’s power that Guarantor may or may not be able to pursue itself and that may lighten Guarantor’s burden, before proceeding against the Collateral.  Guarantor shall remain liable for the Guaranteed Obligations, notwithstanding any judgment Lender may obtain against Borrower, any other guarantor of the Obligations, or any other person, or any modification, extension, or renewal with respect thereto.

8.2 Guarantor has entered into this Guaranty based solely upon its independent knowledge of Borrower’s financial condition and Guarantor assumes full responsibility for obtaining any further information with respect to Borrower or the conduct of its business.  Guarantor represents that it is now, and during the terms of this Guaranty will be, responsible for ascertaining the financial condition of Borrower.  Guarantor hereby waives any duty on the part of Lender to disclose to Guarantor, and agrees that it is not relying upon nor expecting Lender to disclose to it, any fact known or hereafter known by Lender relating to the operation or condition of Borrower or its business.  Guarantor knowingly accepts the full range of risk encompassed in a contract of guaranty, which risk includes the possibility that Borrower may incur indebtedness after its financial condition or its ability to pay its debts as they mature has deteriorated.

8.3 Lender shall not be under any liability to marshal any assets in favor of Guarantor or in payment of any or all of the Obligations or Guaranteed Obligations.

8.4 Guarantor hereby waives:  (i) presentment, demand, protest, notice of acceleration, dishonor, non-payment, protest, or any delay related thereto, with respect to any instruments or documents relating to the Obligations or the Guaranteed Obligations, except as specifically provided in Section 7; (ii) notice of any extension, modification, renewal, or amendment of any of the terms of the Loan Agreement or any other Loan Document relating to the Obligations or the Guaranteed Obligations; (iii) notice of the occurrence of any Event of Default with respect to the Obligations, the Guaranteed Obligations, or the Collateral; and (iv) notice of any exercise or non-exercise by Lender of any right, power, or remedy with respect to the Obligations, the Collateral, or the Guaranteed Obligations.

If Lender may, under applicable law, proceed to realize its benefits under any Loan Document giving Lender a lien upon any Collateral, either by judicial foreclosure or by nonjudicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty.  If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies under any Loan Document, including obtaining a deficiency judgment against Borrower or any other person, whether because of any applicable laws pertaining to “election of remedies,” anti-

deficiency rules, or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action.  Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair Guarantor’s obligations under this Guaranty.  In the event Lender shall bid at any foreclosure or trustee’s sale or at any public or private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations or the Guaranteed Obligations and the amount of such bid need not be paid by Lender but shall be credited and applied as set forth in Section 19.  The amount of the successful bid at any such sale, whether Lender or any other party (including Guarantor) is the successful bidder, shall be deemed to be prima facie evidence of the fair market value of the Collateral and the amount remaining after application of such bid amount in the manner set forth in Section 19 shall be deemed to be prima facie evidence of the amount of the Obligations guaranteed under this Guaranty.

8.5 Until payment in full of the Guaranteed Obligations, Guarantor shall have no right of subrogation, reimbursement, indemnity, or contribution, and shall have no recourse with respect to the Collateral or any lien held therefor, all of which Guarantor expressly waives.

8.6 Guarantor agrees and represents that the Obligations are and shall be incurred by Borrower, and that the Guaranteed Obligations are and shall be incurred by Guarantor, for business and commercial purposes only.  Guarantor agrees that any claim of Lender against Guarantor arising out of this Guaranty arises out of the conduct by Guarantor of its trade, business, or profession.  Guarantor undertakes all the risks encompassed in the Loan Agreement and the other Loan Documents as they may be now or are hereafter agreed upon by Lender and Borrower.  Lender, in such manner and upon such terms and at such time as it deems best, and with or without notice to Guarantor, may release, add, subordinate or substitute security for the Obligations or the Guaranteed Obligations.

8.7 Guarantor waives and agrees that it shall not at any time insist upon, plead, or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent, or otherwise affect the performance by Guarantor of the Guaranteed Obligations or the enforcement by Lender of this Guaranty.

8.8 A separate action or actions may be brought under this Guaranty or any of the Loan Documents and prosecuted by Lender against Guarantor whether or not an action is brought against Borrower, or whether Borrower are joined in any such action or actions.  Without limiting the generality of the foregoing, Guarantor expressly waives the benefit of any statute of limitation affecting the Obligations and expressly agrees that the running of a period of limitation on, or Lender’s delay or omission in, any action by Lender against Borrower or for the foreclosure of any lien or the enforcement of any security interest in the Collateral shall not exonerate or affect Guarantor’s liability to pay and perform the Guaranteed Obligations.

9. Waivers of Defenses Regarding Real Property Security.
9.1 Guarantor understands and acknowledges the following:

(a) If Borrower defaults in the payment or performance of the Obligations and Guarantor pays to Lender all or part of the Obligations, Guarantor would, except to the extent limited or waived pursuant to Section 8.5, have a right to proceed against Borrower to the extent of the Obligations so paid by Guarantor and to have the benefit of any security held by Lender for the Obligations to the extent of the Obligations so paid by Guarantor.  Such right is commonly known as the “right of subrogation.”

(b) If Lender forecloses on Borrower’s real property by means of a trustee’s sale under a power of sale contained in a deed of trust or other security instrument, applicable statutory and decisional law, including California Code of Civil Procedure (“CCP”) Section 580a and 580d, might limit or prohibit both Lender and Guarantor from recovering any further payment from Borrower personally on account of the Obligations or limit such recovery.  This means that Guarantor’s right to proceed against Borrower for any amounts Guarantor was required to pay under the Guaranty would then be impaired or destroyed by Lender’s election to complete a trustee’s sale of Borrower’s real property.  Lender’s election to complete a trustee’s sale of Borrower’s real property could thus give Guarantor a defense to its obligations under the Guaranty, in addition to any statutory or decisional law protections against a personal judgment that benefits Guarantor directly.

(c) If Lender forecloses on Borrower’s real property by means of a judicial foreclosure, applicable statutory and decisional law, including CCP Section 726(b), might limit the amount that both Lender and Guarantor could collect from Borrower personally, and thus such an action by Lender might give Guarantor a complete or partial defense to its obligations under the Guaranty, in addition to any statutory or decisional law protections against a personal judgment that benefits Guarantor directly.

(d) Lender has given only a basic description above of Guarantor’s rights against Borrower, the limitation or destruction of those rights by Lender’s actions in foreclosing on Borrower’s real property, and the potential claims or defenses that Guarantor could therefore raise against Lender’s demand for payment on the Guaranty, in addition to any statutory or decisional law protections against a personal judgment that benefits Guarantor directly.  Lender has advised Guarantor that the relationships of Borrower, Lender, and Guarantor under applicable real property law are complex issues such that Guarantor may wish to retain counsel to review these issues and review the obligations that Guarantor is undertaking under the Guaranty, as well as the waivers of rights that Guarantor will make pursuant to the provisions set forth below.

(e) Lender desires the right to foreclose against Borrower’s real property either by trustee’s sale or by judicial foreclosure, as well as to pursue all Lender’s rights and remedies against Borrower and Guarantor, without giving rise to any claims or defenses by Guarantor under the Guaranty, including any defense that Lender’s foreclosure of Borrower’s real property has limited or destroyed Guarantor’s rights against Borrower.  For these reasons, Lender requires

Guarantor to waive its rights and defenses, as described basically above, and in the form stated below.
9.2 Guarantor expressly, knowingly and intentionally waives and relinquishes the following of its rights:

(a) all rights, defenses or benefits Guarantor might have arising out of an election of foreclosure by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has, by the operation of CCP section 580d or otherwise, destroyed Guarantor’s rights as against Borrower of subrogation, reimbursement, indemnity, or contribution;

(b) all rights, defenses or benefits Guarantor might have, whether directly or derivatively, under the following California statutes and decisions:  CCP sections 580a, 580d, 726, 726(b), or their application in case law, including the case of Union Bank v. Gradsky; and

(c) all rights, defenses or benefits Guarantor might have directly under any applicable state statutory or decisional law limiting or protecting Guarantor against a personal judgment on the Guaranty after Lender’s nonjudicial foreclosure of the Borrower’s real property.

9.3 In particular, Guarantor agrees that the Guaranty will remain effective on its terms and that:

(a) Guarantor will be required to pay in full the unpaid amount of any Obligations to Lender even if Lender forecloses on Borrower’s real property by trustee’s sale and the effect of such sale is to prevent Guarantor from taking action against Borrower to recover amounts paid by Guarantor to Lender under the Guaranty or otherwise limits or destroys Guarantor’s rights, including rights of subrogation;

(b) Guarantor will be required to pay in full the unpaid amount of any Obligations to Lender even if Lender forecloses on Borrower’s real property by judicial foreclosure action and Guarantor’s rights against Borrower are thereby limited by the operation of applicable statutory and decisional law.

10. Waivers of Defenses.   Guarantor waives any defense based upon or arising by reason of:  (a) any disability or other defense of Borrower or any other person; (b) the cessation of liability or limitation from any cause whatsoever of the Obligations or any portion thereof, other than payment in full or payment of such portion; (c) any lack of authority of any agent or other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (d) the application by Borrower of the proceeds of the Obligations or any other obligation of Borrower or Lender for purposes other than the purposes represented to, or intended or understood by Lender; (e) any act or omission by Lender that directly or indirectly results in or aids the discharge of Borrower or any portion of the Obligations or any other obligation of Borrower to Lender by operation of law or otherwise; or (f) any modification of the Obligations or any other obligation of Borrower to Lender in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon.

Without limiting the generality of the foregoing, Guarantor waives any defenses or rights arising under California Civil Code sections 2787 through 2855, inclusive, and Sections 2899 and 3433.

11. Reasonableness and Effect of Waivers.  Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

12. Continuing Guaranty.  Guarantor agrees that (a) this is a continuing guaranty, (b) the Guaranteed Obligations hereunder shall extend to each and every extension or renewal, if any, of the Loan Documents, regardless of whether the Guaranteed Obligations may, in successive transactions, be paid, repaid, advanced, or renewed from time to time, and (c) this Guaranty shall remain in full force and effect until the Guaranteed Obligations are paid in full and have been completely satisfied, and shall not be impaired or affected by, or be deemed to be satisfied by, nor shall Guarantor or the Collateral be exonerated, discharged, or released by, any of the following events:

12.1 Lender’s exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or any power, right, or remedy with respect to any of the Obligations, the Collateral, or the Guaranteed Obligations including:  (i) any action or inaction of Lender to perfect, protect, or enforce any security interest in any Collateral; (ii) any impairment or invalidity of the Collateral or any suspension of Lender’s right to enforce against Borrower any Obligations, any Guaranteed Obligations, or any security interest in or lien upon the Collateral; or (iii) any change in the time, manner, or place of payment of, or in any other term of, any or all of the Obligations or the Guaranteed Obligations, or any other amendment to or waiver of the Loan Agreement, any other Loan Document, or any other agreement or instrument governing or evidencing any of the Obligations or the Guaranteed Obligations;

12.2 insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of Borrower’s or Guarantor’s assets, liquidation, winding-up, or dissolution of Borrower or Guarantor;

12.3 any limitation, discharge, cessation, or partial satisfaction of the Obligations, of any Guaranteed Obligations, whether by operation of any statute, regulation, or rule of law, or otherwise, regardless of the intervention or omission of Lender or any invalidity, voidability, unenforceability, or irregularity, or future change to or amendment of, in whole or in part, the Loan Agreement, this Guaranty, any other Loan Document, or any other document evidencing any Obligations;

12.4 any merger, acquisition, consolidation or change in structure of Borrower or Guarantor; or any sale, lease, transfer, or other disposition of any or all of the assets or shares of Borrower or Guarantor;

12.5 any assignment or other transfer, in whole or in part, of Lender’s interest in and rights under the Loan Agreement or any other Loan Document, including this Guaranty, or of Lender’s interest in the Obligations, the Guaranteed Obligations, or the Collateral;

12.6 any claim, defense, counterclaim, or set-off, other than (i) any defense of prior performance or (ii) any defense based on any applicable provision of the Uniform Commercial Code requiring that the Collateral be disposed of in a commercially reasonable manner, which Borrower or Guarantor may have or assert, including any defense of incapacity, disability, or lack of corporate or other authority to execute any documents relating to the Obligations, the Guaranteed Obligations, or the Collateral;

12.7 any cancellation, renunciation, or surrender of any debt instrument evidencing the Obligations or the Guaranteed Obligations;
12.8 Lender’s vote, claim, distribution, election, acceptance, action, or inaction in any bankruptcy or reorganization case related to the Collateral, the Obligations, or the Guaranteed Obligations;
12.9 any other action or circumstances that might otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, guarantor or pledgor; or

12.10 the fact that any of the Obligations or the Guaranteed Obligations may become due or payable in connection with or by reason of any agreement or transaction that may be illegal, invalid, or unenforceable in whole or in part; it being agreed by Guarantor that the Guaranteed Obligations shall not be discharged.

13. Subordination.

13.1 Guarantor hereby agrees that, until the date of termination of the Loan under the Loan Agreement (the “Termination Date”), all obligations and all indebtedness of Borrower to Guarantor, including any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to Guarantor (collectively, the “Subordinated Indebtedness”), are hereby subordinated and postponed (except as set forth in Section 13.3 below) and shall be inferior, in all respects, to the Obligations.

13.2 In no circumstance shall any Subordinated Indebtedness be entitled to any collateral security; provided, that in the event any such collateral security exists, Guarantor hereby agrees that any now existing or hereafter arising Lien upon any of the assets of Borrower in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising Liens in favor of Lender in and against the Collateral, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens.

13.3 Except as permitted in the Loan Agreement, Guarantor hereby agrees: (i) that it shall not assert, collect, accept payment on or enforce any of the Subordinated 8

Indebtedness or take collateral or other security to secure payment of the Subordinated Indebtedness until the Termination Date; (ii) that it shall not demand payment of, accelerate the maturity of, or declare a default or event of default under the Subordinated Indebtedness until the Termination Date; (iii) that is shall not cause or permit Borrower to make or give, and Guarantor shall not receive or accept, payment in any form (whether direct or indirect, including by transfer to an Affiliate or Subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, make any transfers in respect of the Subordinated Indebtedness without the express prior written consent of Lender (which consent may be withheld for any reason in Lender’s sole discretion), or give any collateral security for the Subordinated Indebtedness; and (iv) that any payment, transfer, or collateral security so made or given by Borrower and received or accepted by Guarantor, without the express prior written consent of Lender, shall be held in trust by Guarantor for the account of Lender, and Guarantor shall immediately turn over, in kind, any such payment to Lender for application in reduction of, or (in the case of property other than cash) as security for, the Guaranteed Obligations.

14. Subrogation.  Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full.  If any amount is paid to Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lender, and shall forthwith be paid to Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.  If (i) Guarantor makes payment to Lender of all or any part of the Obligations and (ii) all the Obligations are paid in full, Lender shall, at Guarantor’s request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.  Nothing herein limits any right of Guarantor to pay all Obligations in full and thereafter become subrogated to the position of Lender.

15. Limit of Liability.  The obligations of Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guaranty subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

16. Representations and Warranties.  To induce Lender to make advances under the Loan Documents, Guarantor makes the following representations and warranties, each of which shall survive the execution and delivery of this Guaranty:

16.1 Organization.  Guarantor is duly formed under the laws of its formation and is in good standing in the State of California and in all jurisdictions in which it does business or the ownership of its properties requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the properties, business, results of operations or financial or other condition of Guarantor.

16.2 Relationship of Parties.  (a) Guarantor has received copies of the Loan Agreement and the other Loan Documents and is familiar with and fully understands all of their terms and conditions; (b) Lender has not made any representations or warranties to

Guarantor regarding the creditworthiness of Borrower or the prospects of repayment from sources other than Borrower; (c) this Guaranty is executed at the request of Borrower; (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to the business of Borrower; and (e) Guarantor assumes full responsibility for keeping fully informed with respect to the business, operation, condition and assets of Borrower.  Guarantor hereby agrees that Lender shall have no duty to disclose or report to Guarantor any information now or hereafter known to Lender relating to the business, operation, condition and assets of Borrower.  Lender shall have no duty to inquire into the authority or powers of Borrower or any officer, employee or agent of Borrower with regard to any Guaranteed Obligations, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of any such authority or powers shall be guaranteed hereunder.

16.3 Execution, Delivery and Performance of Guaranty.  The execution, delivery, and performance by Guarantor of all of its obligations under this Guaranty have been duly authorized by all necessary action and do not and will not:

(a) result in or require the creation or imposition of any lien, right of others, or other encumbrance of any nature (other than under this Guaranty and any related security documents) upon or with respect to any property now owned or leased or hereafter acquired by Guarantor;

(b) violate any provision of any law, regulation, judgment, decree or award presently in effect having applicability to Guarantor;

(c) result in a breach of, constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan agreement, lease, or any other agreement or instrument, to which Guarantor is a party or by which Guarantor or any of its  property is bound or affected, except where such breach, default or acceleration would not have a material adverse effect;

(d) require any consent or approval not heretofore obtained; or
(e) violate any provision of, or require any consent under, any agreement applicable to Guarantor.

16.4 Enforceability.  This Guaranty, when executed and delivered, shall constitute a valid and binding obligation of Guarantor which is enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally or by principles of equity pertaining to the availability of equitable remedies.

16.5 Compliance with Laws.  Guarantor has complied in all material respects with all laws, regulations and requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that may be necessary for the transaction of its business, except where the failure to do so would not have a material adverse effect.

16.6 Guarantor’s Addresses. Guarantor’s name and address are accurately set forth in Section 22.9.

16.7 No Offset, Defense, or Counterclaim. Guarantor represents, warrants, and agrees that, as of the date of this Guaranty, the Guaranteed Obligations are not subject to any offset or defense against Lender or Borrower of any kind, and Guarantor specifically waives its right to assert any such defense or right of offset.  Guarantor further agrees that the Guaranteed Obligations shall not be subject to any counterclaims, offsets, or defenses against Lender or Borrower that may arise in the future, except for (a) any defense of prior performance or payment, (b) any defense based on any applicable provision of the Uniform Commercial Code requiring that the Collateral be disposed of in a commercially reasonable manner, which Borrower or Guarantor may have or assert, or (c) applicable provisions of the laws of the State of California governing the disposal of the Collateral upon foreclosure of the liens created thereon by any Security Agreement in favor of Lender.

16.8 Pending or Threatened Litigation.  There are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or governmental authority) pending, or to the knowledge of Guarantor, threatened against Guarantor, which (a) challenge the validity or propriety of this Guaranty or of the secured financing transactions contemplated under the Loan Agreement and the other Loan Documents, (b) could, if adversely determined, have a material adverse effect on the properties, businesses, results of operations or financial or other condition of Guarantor, or (c) could materially affect the ability of Guarantor to perform its obligations under this Guaranty.

16.9 Consultation with Legal Counsel.  Guarantor acknowledges that the waivers in Sections 8, 9 and 10 herein are a material inducement to Lender to make the advances under the Loan Documents and that Lender is relying upon the foregoing waivers in its future dealings with Borrower.  Guarantor warrants and represents that it has reviewed the foregoing waivers with its legal counsel and that, after such review with its legal counsel, Guarantor has agreed to the foregoing waivers.

17. COVENANTS

17.1 Costs and Expenses of Enforcement.  Guarantor agrees to pay to Lender, on demand, all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to Lender, such amounts shall bear interest, commencing with Lender’s demand therefor, at the Default Rate set forth in the Loan Agreement.

18. DEFAULTS AND REMEDIES
18.1 Events of Default. It shall be an “Event of Default” hereunder upon the occurrence of any one or more of the following events (regardless of the reason therefor):
(a) any Event of Default occurs under the Loan Agreement or any other Loan Document;

(b) Guarantor fails or neglects to perform, keep or observe any material provision of this Guaranty or any of the other Loan Documents to which it is a party;

(c) any material representation or warranty of Guarantor made under this Guaranty or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement, or certificate made or delivered to Lender by Guarantor is untrue or incorrect, as of the date when made or deemed made;

(d) Guarantor renounces or revokes, or attempts to renounce or revoke, this Guaranty;

(e) (i) any of the assets of Guarantor are attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of Guarantor and remain unstayed or undismissed for thirty (30) consecutive days, (ii) any person other than Guarantor applies for the appointment of a receiver, trustee or custodian for any of Guarantor’s assets and such application remains unstayed or undismissed for thirty (30) consecutive days, or (iii) Guarantor conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them or makes or suffers a transfer of any of its property or the incurring of an obligation which may reasonably be expected to be fraudulent under any bankruptcy, fraudulent conveyance or other similar law, in each case only to the extent any of the events set forth in clauses (i), (ii) or (iii) would, individually or in the aggregate, have a material adverse effect on Guarantor;

(f) a case or proceeding has been commenced against Guarantor in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code, or any other applicable federal, state, or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Guarantor, of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Guarantor and such case or proceeding shall remain undismissed or unstayed for ninety (90) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding;

(g) Guarantor (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Guarantor or of any substantial part of its properties, (iii) fails generally to pay its debts as such debts become due, or (iv) takes any corporate or similar action in furtherance of any such action;

18.2 Remedies.  Upon the occurrence of an Event of Default hereunder and the continuation of such Event of Default after any applicable cure period provided therefor, Lender may declare all of the Guaranteed Obligations, immediately and without demand, notice or legal process of any kind, to be, and such Guaranteed Obligations shall immediately become, due and payable, and then, or at any subsequent time, Lender may exercise any or all of its rights and remedies under this Guaranty, the Loan Agreement, and any other Loan Documents, and under applicable law, and may, in addition

(a) make demand upon Guarantor for the payment of the Guaranteed Obligations;
(b) resort to the Collateral for payment of the Guaranteed Obligations, without notice, declaration, or demand by Lender to the extent not prohibited by applicable law;

provided, that upon the occurrence of an Event of Default specified in clauses (e) or (f) of Section 18.1, the Guaranteed Obligations shall become immediately due and payable without declaration, notice or demand by Lender.

19. Application of Payments.  Any payment made by Guarantor under this Guaranty may be applied by Lender, in Lender’s sole discretion, first, to the satisfaction of Guarantor’s indemnification liabilities pursuant to Section 20, and then, in any order that Lender, in its sole discretion, may determine.

20. Indemnification.  Guarantor agrees to indemnify and hold Lender harmless from and against any liabilities, claims and damages, including reasonable costs, attorneys’ fees, and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Lender, in good faith, in respect of any transaction effected under this Guaranty, including any action to enforce payment of the Guaranteed Obligations, or in connection with any liens upon the Collateral.  The liabilities of Guarantor under this Section 20 shall survive the termination of this Guaranty.

21. Reinstatement.  This Guaranty shall remain in full force and effect and continue to be effective, as the case may be, if at any time payment and performance of the Obligations under the Loan Documents or the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, or any obligee of the Obligations under the Loan Documents or the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Obligations under the Loan Documents or the Guaranteed Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

22. Miscellaneous.

22.1 Cumulative Remedies; No Waiver.  The rights, powers and remedies of Lender hereunder are cumulative and not exclusive of any other right, power or remedy which Lender would otherwise have.  No failure or delay on the part of Lender in exercising any such right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under the Loan Documents.

22.2 Binding Agreement; Assignment; Amendment.  This Guaranty and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Guarantor, Lender and their respective successors and assigns, except that Guarantor shall not have power or authority to transfer, convey or assign this Guaranty or any right or obligation hereunder without the prior written consent of Lender (and any attempt to do so shall be void).

Guarantor consents to Lender’s assignment of its interests hereunder to any person, in accordance with the terms of the Loan Documents.  Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged or terminated except by an instrument in writing duly signed by or on behalf of Lender.

22.3 Consent to Loan Documents. Guarantor hereby acknowledges that it has received copies of, and consents to, all of the Loan Documents.

22.4 Counterparts; Delivery by Facsimile or Electronic Transmission.  This Guaranty may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered shall be deemed to be an original and all of which, taken together, shall be deemed to be but one and the same instrument.    Signature pages hereto may be delivered via facsimile or electronic transmission and any copy of this Guaranty containing such a signature page shall be considered an original for all purposes hereunder.

22.5 Severability.  In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect, and the remaining provisions of this Guaranty, shall not be in any way impaired.

22.6 Section Titles.  The section titles contained in this Guaranty are and shall be without substantive meaning or context of any kind whatsoever and are not a part of the agreement between the parties hereto.

22.7 Interpretation.  No provision of this Guaranty or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

22.8 Further Assurances. Guarantor agrees that it will, at its expense, upon the written request of Lender, from time to time, promptly execute and deliver to Lender any additional instruments or documents reasonably considered necessary by Lender to cause this Guaranty to be, become, or remain valid and effective in accordance with its terms.

22.9 Notices.  All notices, demands, instructions and other communications required or permitted to be given to, or made upon, any party with respect to this Guaranty shall be in writing and (except for any item for which the method of delivery is specifically prescribed by statute) shall be personally delivered or sent by facsimile or electronic transmission, by registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, and shall be deemed to be given for purposes of this Agreement (a) on the day that such writing is received by the Person to whom it is to be sent if given by personal delivery, by facsimile or electronic transmission or by courier, and (b) three Business Days after mailing if mailed pursuant to this Section 22.9.  Notices, demands, instructions and other communications covered by this Section 22.9 shall be given to or made upon the respective parties hereto to the addresses below.  Either party may designate a change of address within the United States of America by written notice to the other by giving at least five (5) days prior written notice of such change of address

GUARANTOR:

Crimson Wine Group, Ltd.

2700 Napa Valley Corporate Drive, Suite B

Napa, CA 94558

Attention: Chief Financial Officer

LENDER:

American AgCredit, PCA

5560 S. Broadway

Eureka, CA 95503 (if delivered by courier)

P.O. Box 398

Fields Landing, CA 95537-0398 (if delivered by mail)

Attn:    Account Officer for Pine Ridge Winery

22.10 Non-Waiver.  None of the obligations of Guarantor, and no right or remedy of Lender under this Guaranty, shall be deemed to have been suspended or waived by Lender, nor shall Lender be estopped from asserting any such right or remedy, by Lender’s conduct or oral statements, but any such suspension or waiver of any such right or remedy by Lender must be in writing and signed by Lender.  Any suspension or waiver by Lender of any of its rights or remedies under this Guaranty shall not suspend or waive any prior or subsequent right or remedy, whether of the same or of a different type.

22.11 Limitation of Liability.  Neither Lender nor any of its officers, directors, employees, agents, or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own respective gross negligence or willful misconduct.

22.12 Benefits of Agreement.  The provision of this Guaranty are for the benefit of Lender, and its successors, transferees, endorsees, and assigns.  In the event all or any part of the Obligations are transferred, endorsed, or assigned by Lender to any person in accordance with the terms of the Loan Documents, any reference to “Lender” herein shall be deemed to refer equally to such person.

22.13 Entire Agreement.  This Guaranty constitutes the entire and final agreement between Guarantor and Lender with respect to the subject matter hereof, and supersedes any and all representations or statements, either written or oral, express or implied, other than those expressly set forth in this guaranty, made to any party hereto by any person.

22.14 Reserved.

22.15 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

22.16 MUTUAL WAIVER OF JURY TRIAL; JUDICIAL REFERENCE.

(a) EACH OF THE PARTIES HERETO THIS HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER OR UNDER ANY AMENDMENT, MODIFICATION, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING OR OTHER RELATIONSHIP RELATED HERETO.  EACH OF THE PARTIES AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(b) Each of the parties hereto prefer that any dispute between them be resolved in litigation subject to the jury trial waiver set forth in Section 22.16(a) herein, but the California Supreme Court in Grafton Partners L.P. v. Superior Court has held such pre-dispute jury trial waivers are unenforceable under California law.  Each of the parties hereto agree that the provisions of Section 22.16(b)-(i) shall be applicable until such pre-dispute jury trial waivers are deemed enforceable under California law or unless any dispute between them is brought before a court that is not applying California law.

(a) Other than (i) non-judicial foreclosure of security interests in real or personal property,  (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) arising out of or relating hereto will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding.  Venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under this Agreement (the “Court”).

(b) The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties.  If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative).  A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  The referee shall be appointed to sit with all the powers provided by law.  Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(c) The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(d) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.

(e) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including motions for summary judgment or summary adjudication.  The referee shall issue a decision pursuant to CCP §644 and the referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court.  The final judgment or order entered by the Court is fully appealable as provided by law.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(f) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(a) THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED HERETO.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed to be effective as of the date first written above.

Guarantor:

Crimson Wine Group, LTD, a Delaware corporation

By:_/s/ Shannon McLaren__________

Name:Shannon McLaren

Title:CFO

ACCEPTED BY LENDER:

American AgCredit, FLCA

By:_/s/ Edwin A. Adams, Jr.________

Name: Edwin A. Adams, Jr.

Title:   Vice President